PRESS RELEASE
COMCAST REPORTS 1st QUARTER 2026 RESULTS
PHILADELPHIA - April 23, 2026… Comcast Corporation (NASDAQ: CMCSA) today reported results for the quarter ended March 31, 2026.
“2026 is an important year of execution, and we're seeing tangible early signs our pivot is taking hold," said Brian L. Roberts and Mike Cavanagh, co-CEOs of Comcast Corporation. "Broadband subscriber losses improved by more than 100,000 year-over-year, and we delivered record wireless line additions as customers respond to simpler, more transparent offers and a better end-to-end experience. Legendary February showcased the strength of our Media portfolio, leveraging the unmatched reach of the Milan Cortina Winter Olympics and the Super Bowl to drive record advertising and strong Peacock growth, while also powering our ability to market our connectivity products at scale. Importantly, we generated $3.9 billion in free cash flow and returned $2.5 billion to shareholders this quarter even as we continued to lean into investments across our core growth businesses, underscoring our disciplined approach to capital allocation."

($ in millions, except per share data)
	1st Quarter
Consolidated Results	2026	2025	Change

Revenue	$31,457	$29,887	5.3%
Pro Forma Revenue[1]	$31,457	$28,369	10.9%
Net Income Attributable to Comcast	$2,174	$3,375	(35.6%)
Adjusted Net Income[2]	$2,863	$4,132	(30.7%)
Adjusted EBITDA[3]	$7,929	$9,532	(16.8%)
Pro Forma Adjusted EBITDA[1]	$7,929	$8,692	(8.8%)
Earnings per Share[4]	$0.60	$0.89	(32.6%)
Adjusted Earnings per Share[2]	$0.79	$1.09	(27.5%)
Net Cash Provided by Operating Activities	$6,891	$8,294	(16.9%)
Free Cash Flow[5]	$3,901	$5,421	(28.0%)

For additional detail on segment revenue and expenses, customer metrics, capital expenditures, and free cash flow, please refer to the trending schedule on Comcast’s Investor Relations website at www.cmcsa.com.
1st Quarter 2026 Highlights:
•Generated Consolidated Adjusted EBITDA of $7.9 Billion, Adjusted EPS of $0.79 and Free Cash Flow of $3.9 Billion
•Returned $2.5 Billion to Shareholders Through a Combination of $1.2 Billion in Dividend Payments and $1.3 Billion in Share Repurchases
•At Connectivity & Platforms, Connectivity Revenue Increased 1.6% to $11.6 Billion, Primarily Reflecting Growth in Domestic Wireless Equipment, Business Services Connectivity, Domestic Wireless Service and International Connectivity
•Gained Traction with Our New Go-to-Market Strategy Reflected by Domestic Residential Broadband Customer Net Losses Improving by 117,000 Year-over-Year to 65,000, and Domestic Wireless Customer Line Net Additions of 435,000 - Our Best Quarterly Result on Record; Total Wireless Lines Increased to 9.7 Million, Reaching 16% Penetration of Domestic Residential Broadband Customers
•Business Services Connectivity Revenue Increased 5.8% to $2.6 Billion, EBITDA Increased 3.8% to $1.5 Billion and EBITDA Margin Was 55.9%
•“Legendary February” Delivered Record-Setting Viewership, Reaching Over 225 Million Americans with the Milan Cortina Olympics - the Most-Watched Winter Games Since 2014 - Averaging 23.5 Million Viewers; Super Bowl LX - the Most-Watched Show in NBCU's Company History - Averaging 125 Million Viewers and the Second Most-Watched Event of All Time; and the NBA All-Star Game Delivering Its Largest Audience Since 2011

•Peacock Delivered Strong Growth with Paid Subscribers Increasing 12% Year-over-Year to 46 Million and Revenue Growth of 71%, Surpassing $2 Billion for the First Time
•Theme Parks EBITDA Increased 33% to $551 Million, Fueled by the Opening of Epic Universe in May 2025

1st Quarter Consolidated Financial Results
\
Revenue increased 5.3% compared to the prior year period. Net Income Attributable to Comcast decreased 35.6%. Adjusted Net Income decreased 30.7%. Adjusted EBITDA decreased 16.8%. On a pro forma basis to reflect the separation of Versant, which was completed on January 2, 2026, revenue increased 10.9% and Adjusted EBITDA decreased 8.8%.

Earnings per Share (EPS) decreased 32.6% to $0.60. Adjusted EPS decreased 27.5% to $0.79.

Capital Expenditures increased 4.4% to $2.4 billion. Connectivity & Platforms’ capital expenditures increased 13.4% to $1.8 billion, primarily reflecting higher spending on customer premise equipment, scalable infrastructure and support capital. Content & Experiences' capital expenditures decreased 20.1% to $481 million, reflecting the opening of Epic Universe in May 2025.

Net Cash Provided by Operating Activities was $6.9 billion. Free Cash Flow was $3.9 billion.

Dividends and Share Repurchases. Comcast paid dividends totaling $1.2 billion and repurchased 42 million of its shares for $1.3 billion, resulting in a total return of capital to shareholders of $2.5 billion.

Connectivity & Platforms

($ in millions)				Constant Currency Change[7]
	1st Quarter
	2026	2025[6]	Change

Connectivity & Platforms Revenue
Residential Connectivity & Platforms	$17,323	$17,665	(1.9%)	(3.6%)
Business Services Connectivity	2,640	2,496	5.8%	5.7%
Total Connectivity & Platforms Revenue	$19,962	$20,161	(1.0%)	(2.5%)

Connectivity & Platforms Adjusted EBITDA
Residential Connectivity & Platforms	$6,434	$6,842	(6.0%)	(6.5%)
Business Services Connectivity	1,476	1,422	3.8%	3.9%
Total Connectivity & Platforms Adjusted EBITDA	$7,910	$8,264	(4.3%)	(4.7%)

Connectivity & Platforms Adjusted EBITDA Margin
Residential Connectivity & Platforms	37.1%	38.7%	(160) bps	(120) bps
Business Services Connectivity	55.9%	57.0%	(110) bps	(100) bps
Total Connectivity & Platforms Adjusted EBITDA Margin	39.6%	41.0%	(140) bps	(100) bps

Change percentages represent year/year growth rates. The changes in Adjusted EBITDA margins are presented as year/year basis point changes in the rounded Adjusted EBITDA margins.

Revenue for Connectivity & Platforms decreased compared to the prior year period. Adjusted EBITDA decreased due to a decline in Residential Connectivity & Platforms, partially offset by growth in Business Services Connectivity. Residential Connectivity & Platforms revenue and Adjusted EBITDA reflect the investment in our new go-to-market strategy. Adjusted EBITDA margin was 39.6%.

(in thousands)			Net Additions / (Losses)

			1st Quarter
	1Q26	1Q25	2026	2025
Residential Connectivity & Platforms Customer Relationships
Domestic Residential Connectivity & Platforms Customer Relationships	30,345	30,969	(94)	(204)
International Residential Connectivity & Platforms Customer Relationships[8]	17,603	17,674	104	(11)
Total Residential Connectivity & Platforms Customer Relationships[8]	47,948	48,643	10	(215)

Total Domestic Broadband Residential Customers	28,654	29,190	(65)	(183)

Total Domestic Wireless Lines	9,739	8,148	435	323

Total Domestic Video Customers	10,948	12,096	(322)	(427)

Total Customer Relationships for Residential Connectivity & Platforms increased by 10,000 to 47.9 million, reflecting an increase in international residential customer relationships, offset by a decrease in domestic residential customer relationships. Total domestic broadband residential customer net losses were 65,000, total domestic wireless line net additions were 435,000 and total domestic video customer net losses were 322,000.

Residential Connectivity & Platforms

($ in millions)				Constant Currency Change[7]
	1st Quarter
	2026	2025[6,9]	Change

Revenue
Domestic Broadband	$6,338	$6,679	(5.1%)	(5.1%)
Domestic Wireless Service	977	850	15.0%	15.0%
Domestic Convergence Revenue	7,315	7,529	(2.8%)	(2.8%)
Domestic Wireless Equipment	418	273	52.9%	52.9%
International Connectivity	1,240	1,132	9.5%	2.0%
Total Residential Connectivity	8,973	8,933	0.4%	(0.5%)
Video	6,256	6,600	(5.2%)	(7.6%)
Advertising	951	899	5.8%	2.9%
Other	1,143	1,233	(7.2%)	(8.9%)
Total Revenue	$17,323	$17,665	(1.9%)	(3.6%)

Operating Expenses
Programming	$3,787	$4,107	(7.8%)	(10.2%)
Non-Programming	7,102	6,716	5.7%	3.4%
Total Operating Expenses	$10,889	$10,823	0.6%	(1.8%)

Adjusted EBITDA	$6,434	$6,842	(6.0%)	(6.5%)
Adjusted EBITDA Margin	37.1%	38.7%	(160) bps	(120) bps

Change percentages represent year/year growth rates. The changes in Adjusted EBITDA margins are presented as year/year basis point changes in the rounded Adjusted EBITDA margins.

Revenue for Residential Connectivity & Platforms decreased compared to the prior year period, reflecting decreases in video, domestic broadband and other revenue, partially offset by increases in domestic wireless equipment, domestic wireless service, international connectivity and advertising revenue. Domestic broadband revenue decreased due to lower average rates and a decline in the number of domestic broadband customers. Domestic wireless service revenue increased due to an increase in the number of customer lines. Domestic wireless equipment revenue increased due to an increase in device sales. International connectivity revenue increased primarily due to the positive impact of foreign currency and an increase in broadband revenue from higher average rates. Video revenue decreased primarily due to a decline in the number of video customers, partially offset by the positive impact of foreign currency. Advertising revenue increased primarily due to higher revenue from our advanced advertising business, the positive impact of foreign currency and higher domestic political advertising. Other revenue decreased primarily due to lower residential wireline voice revenue, driven by a decline in the number of customers.

Adjusted EBITDA for Residential Connectivity & Platforms decreased due to lower revenue, partially offset by lower operating expenses when excluding the impact of foreign currency. Programming expenses decreased primarily due to a decline in the number of domestic video customers, partially offset by the impact of foreign currency. Non-programming expenses increased primarily reflecting an increase in direct product costs mainly due to higher mobile device sales, the impact of foreign currency and higher marketing and promotion costs. Adjusted EBITDA margin was 37.1%.

Business Services Connectivity

($ in millions)				Constant Currency Change[7]
	1st Quarter
	2026	2025	Change

Revenue	$2,640	$2,496	5.8%	5.7%
Operating Expenses	1,163	1,074	8.3%	8.1%
Adjusted EBITDA	$1,476	$1,422	3.8%	3.9%
Adjusted EBITDA Margin	55.9%	57.0%	(110) bps	(100) bps

Change percentages represent year/year growth rates. The changes in Adjusted EBITDA margins are presented as year/year basis point changes in the rounded Adjusted EBITDA margins.

Revenue for Business Services Connectivity increased primarily due to an increase in revenue from enterprise solutions offerings, including the results from a recent acquisition.

Adjusted EBITDA for Business Services Connectivity increased due to higher revenue, partially offset by higher operating expenses. The increase in operating expenses was primarily due to an increase in direct product costs, which include the results from a recent acquisition, and higher marketing and promotion expenses. Adjusted EBITDA margin was 55.9%.

Content & Experiences

($ in millions)
	1st Quarter
	2026	2025[6]	Change
Content & Experiences Revenue
Media	$7,280	$4,527	60.8%
Excluding Olympics and Super Bowl[10]	5,102	4,527	12.7%
Studios	3,426	2,826	21.2%
Theme Parks	2,331	1,876	24.2%
Headquarters & Other	15	11	35.9%
Eliminations	(1,111)	(694)	(60.0%)
Total Content & Experiences Revenue	$11,940	$8,546	39.7%

Content & Experiences Adjusted EBITDA
Media	($426)	$107	NM
Studios	555	274	102.4%
Theme Parks	551	413	33.3%
Headquarters & Other	(208)	(195)	(6.8%)
Eliminations	(140)	14	NM
Total Content & Experiences Adjusted EBITDA	$331	$614	(46.0%)
NM=comparison not meaningful.

Revenue for Content & Experiences increased compared to the prior year period, including $2.2 billion of incremental revenue from the Milan Cortina Olympics and the NFL’s Super Bowl included in the Media segment. Adjusted EBITDA for Content & Experiences decreased primarily due to a decline in Media, partially offset by growth in Studios and Theme Parks.

Media

($ in millions)
	1st Quarter
	2026	2025[6]	Change
Revenue
Domestic Advertising	$3,453	$1,468	135.3%
Excluding Olympics and Super Bowl[10]	1,536	1,468	4.7%
Domestic Distribution	2,283	1,667	37.0%
Excluding Olympics[10]	2,021	1,667	21.3%
International Networks	1,291	1,148	12.4%
Other	253	244	3.9%
Total Revenue	$7,280	$4,527	60.8%
Excluding Olympics and Super Bowl[10]	5,102	4,527	12.7%
Operating Expenses	7,706	4,420	74.4%
Adjusted EBITDA	($426)	$107	NM
NM=comparison not meaningful.

Revenue for Media increased primarily due to higher domestic advertising and domestic distribution revenue. Excluding $2.2 billion of incremental revenue from the Milan Cortina Olympics and the NFL’s Super Bowl, Media revenue increased 12.7% primarily due to higher domestic distribution, international networks and domestic advertising revenue. Domestic advertising revenue increased primarily reflecting the Milan Cortina Olympics and the NFL’s Super Bowl. Excluding the incremental revenue associated with these events, domestic advertising revenue increased primarily due to higher revenue at Peacock, partially offset by lower revenue at our networks. Domestic distribution revenue increased including the Milan Cortina Olympics. Excluding the incremental revenue associated with this event, domestic distribution revenue increased due to higher revenue at Peacock, driven by an increase in paid subscribers and higher average rates compared to the prior year period. International networks revenue increased primarily due to the positive impact of foreign currency.

Adjusted EBITDA for Media decreased due to higher operating expenses more than offsetting higher revenue. The increase in operating expenses primarily reflects higher programming costs associated with the Milan Cortina Olympics and the NFL's Super Bowl, as well as the impact of NBA rights in the current year period. Media results include $2.1 billion of revenue and an Adjusted EBITDA11 loss of $432 million related to Peacock, which includes amounts attributable to the Olympics and Super Bowl, compared to $1.2 billion of revenue and an Adjusted EBITDA11 loss of $215 million in the prior year period.

Studios

($ in millions)
	1st Quarter
	2026	2025[6]	Change
Revenue
Content Licensing	$2,973	$2,174	36.8%
Theatrical	117	286	(59.2%)
Other	336	366	(8.2%)
Total Revenue	$3,426	$2,826	21.2%
Operating Expenses	2,871	2,552	12.5%
Adjusted EBITDA	$555	$274	102.4%

Revenue for Studios increased due to higher content licensing revenue. Content licensing revenue increased primarily due to the timing of when content was made available by our television studios, primarily driven by a renewed licensing agreement for content exclusively available for streaming on Peacock. Theatrical revenue decreased primarily due to higher revenue from releases in the prior year period, including Dog Man and Nosferatu, compared to revenue from recent releases impacting the current year period.

Adjusted EBITDA for Studios increased due to higher revenue, which more than offset higher operating expenses. The higher operating expenses primarily reflected higher programming and production expenses, primarily due to higher costs associated with the renewed licensing agreement for content exclusively available for streaming on Peacock.

Theme Parks

($ in millions)
	1st Quarter
	2026	2025[6]	Change

Revenue	$2,331	$1,876	24.2%
Operating Expenses	1,780	1,463	21.6%
Adjusted EBITDA	$551	$413	33.3%

Revenue for Theme Parks increased due to higher revenue at our theme parks in Orlando driven by the successful opening of Epic Universe in May 2025.

Adjusted EBITDA for Theme Parks increased, reflecting higher revenue, which more than offset higher operating expenses. The increase in operating expenses was primarily due to operating costs associated with Epic Universe.

Headquarters & Other

Content & Experiences Headquarters & Other includes overhead, personnel costs and costs associated with corporate initiatives. Headquarters & Other Adjusted EBITDA loss in the first quarter was $208 million, compared to a loss of $195 million in the prior year period.

Eliminations

Amounts represent eliminations of transactions between our Content & Experiences segments, the most significant being content licensing between the Studios and Media segments, which are affected by the timing of recognition of content licenses. Revenue eliminations were $1.1 billion, compared to $694 million in the prior year period, and Adjusted EBITDA eliminations were a loss of $140 million, compared to a benefit of $14 million in the prior year period. The year-over-year changes were primarily driven by the licensing of content by the Studios segment to Peacock in the Media segment.

Corporate, Other and Eliminations

($ in millions)
	1st Quarter
	2026	2025[6]	Change
Corporate & Other
Revenue	$1,006	$906	11.0%
Operating Expenses	1,288	1,105	16.6%
Adjusted EBITDA	($283)	($198)	(42.6%)

Eliminations
Revenue	($1,452)	($1,244)	16.7%
Operating Expenses	(1,421)	(1,256)	13.1%
Adjusted EBITDA	($31)	$12	NM
NM=comparison not meaningful.
Amounts for 2025 exclude the impacts of Versant. See Table 8 for the reconciliation to consolidated results.

Corporate & Other

Corporate & Other primarily includes overhead and personnel costs; our Sky-branded video services and television networks in Germany; our regional sports networks; and Comcast Spectacor, which owns the Philadelphia Flyers and the Xfinity Mobile Arena in Philadelphia, Pennsylvania. Corporate & Other Adjusted EBITDA decreased primarily reflecting higher costs related to Sky operations in Germany, lower revenue associated with our regional sports networks and higher costs related to corporate functions, including marketing associated with the Milan Cortina Olympics.

Eliminations

Amounts represent eliminations of transactions between Connectivity & Platforms, Content & Experiences and other businesses, the most significant being distribution of television network programming between the Media and Residential Connectivity & Platforms segments. Revenue eliminations were $1.5 billion, compared to $1.2 billion in the prior year period, and Adjusted EBITDA eliminations were a loss of $31 million compared to a benefit of $12 million in the prior year period. Current year amounts reflect an increase in eliminations associated with the Milan Cortina Olympics.

Notes:
1Certain financial information is presented on a pro forma basis in connection with the separation of Versant, which was completed on January 2, 2026 (the “Separation”). The pro forma financial measures are non-GAAP financial measures and are presented as if the Separation had occurred on January 1, 2024. The pro forma information is primarily based on historical results of operations and includes pro forma adjustments in accordance with Article 11 of Regulation S-X that are directly attributable to the Separation, including adjustments related to the commercial services agreement for the sale and use of Versant’s advertising and promotional inventory. This pro forma information is not necessarily indicative of future results. See Table 8 for reconciliations of non-GAAP financial measures.
2We define Adjusted Net Income and Adjusted EPS as net income attributable to Comcast Corporation and diluted earnings per common share attributable to Comcast Corporation shareholders, respectively, adjusted to exclude the effects of the amortization of acquisition-related intangible assets, investments that investors may want to evaluate separately (such as based on fair value) and the impact of certain events, gains, losses or other charges that affect period-over-period comparisons. See Table 5 for reconciliations of non-GAAP financial measures.
3We define Adjusted EBITDA as net income attributable to Comcast Corporation before net income (loss) attributable to noncontrolling interests, income tax expense, investment and other income (loss), net, interest expense, depreciation and amortization expense, and other operating gains and losses (such as impairment charges related to fixed and intangible assets and gains or losses on the sale of long-lived assets), if any. From time to time, we may exclude from Adjusted EBITDA the impact of certain events, gains, losses or other charges (such as significant legal settlements) that affect the period-to-period comparability of our operating performance. See Table 4 for reconciliation of non-GAAP financial measure.
4All earnings per share amounts are presented on a diluted basis.
5We define Free Cash Flow as net cash provided by operating activities (as stated in our Consolidated Statement of Cash Flows) reduced by capital expenditures and cash paid for intangible assets. From time to time, we may exclude from Free Cash Flow the impact of certain cash receipts or payments (such as significant legal settlements) that affect period-to-period comparability. Cash payments related to certain capital or intangible assets, such as the construction of Universal Beijing Resort, are presented separately in our Consolidated Statement of Cash Flows and are therefore excluded from capital expenditures and cash paid for intangible assets for Free Cash Flow. See Table 4 for reconciliation of non-GAAP financial measure.
6Beginning in the first quarter of 2026, we updated the composition of our segments to align with the segment-level information that is regularly provided to our chief operating decision maker, including (1) adjusting the Media segment to exclude the historical results of Versant; (2) reclassifying the results of our regional sports networks to Corporate and other from the Media segment; (3) reclassifying the results of Xumo, our streaming platform joint venture with Charter Communications, to the Residential Connectivity & Platforms segment from Corporate and other; (4) reclassifying certain shared expenses into the related Media, Studios and Theme Parks segments from Content & Experiences Headquarters & Other; and (5) adjusting the Media segment and Versant for the effects of our commercial services agreement. Prior periods have been reclassified to reflect the current year presentation.
7Constant currency growth rates are calculated by comparing the results for each comparable prior year period adjusted to reflect the average exchange rates from each current year period presented rather than the actual exchange rates that were in effect during the respective periods. See Table 6 for reconciliations of non-GAAP financial measures.
8Residential Connectivity & Platforms customer relationships and International Residential Connectivity & Platforms customer relationships were updated in the first quarter of 2026 due to a conforming change in methodology, resulting in a decrease of 125,000 customers. There was no impact to net additions and information for all periods have been recast on a comparable basis.
9Beginning in the first quarter of 2026, commission revenue from the sale of certain direct to consumer (“DTC”) streaming services is presented in domestic broadband revenue or video revenue based on whether a customer is entitled to receive the DTC streaming service through a broadband or video service offering. Domestic broadband revenue also includes revenue from streaming devices available to our broadband customers. Previously, all of these amounts were in video revenue. Prior periods have been reclassified to reflect the current year presentation.

10From time to time, we may present adjusted information (e.g., Adjusted Revenues) to exclude the impact of certain events, gains, losses or other charges affecting period-to-period comparability of our operating performance. See Table 7 for reconciliations of non-GAAP financial measures.
11Adjusted EBITDA is the measure of profit or loss for our segments. From time to time, we may present Adjusted EBITDA for components of our reportable segments, such as Peacock. We believe these measures are useful to evaluate our financial results and provide a basis of comparison to others, although our definition of Adjusted EBITDA may not be directly comparable to similar measures used by other companies. Adjusted EBITDA for components are presented on a consistent basis with the respective segments and disaggregated in accordance with GAAP.
Numerical information is presented on a rounded basis using actual amounts, unless otherwise noted. The change in Peacock paid subscribers is calculated using rounded paid subscriber amounts. Minor differences in totals and percentage calculations may exist due to rounding.
Conference Call and Other Information
Comcast Corporation will host a conference call with the financial community today, April 23, 2026, at 8:30 a.m. Eastern Time (ET). The conference call and related materials will be broadcast live and posted on our Investor Relations website at www.cmcsa.com. A replay of the call will be available today, April 23, 2026, starting at 11:30 a.m. ET on the Investor Relations website.

From time to time, we post information that may be of interest to investors on our website at www.cmcsa.com and on our corporate website, www.comcastcorporation.com. To automatically receive Comcast financial news by email, please visit www.cmcsa.com and subscribe to email alerts.
###

Investor Contacts:		Press Contacts:
Marci Ryvicker	Marci_Ryvicker@Comcast.com	Jennifer Khoury	Jennifer_Khoury@Comcast.com
(215) 531-3296
Jane Kearns	Jane_Kearns@Comcast.com	John Demming	John_Demming@Comcast.com
(215) 429-4744
###

Caution Concerning Forward-Looking Statements
This press release includes statements that may constitute forward-looking statements. In evaluating these statements, readers should consider various factors, including the risks and uncertainties we describe in the “Risk Factors” sections of our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q and other reports filed with the Securities and Exchange Commission (SEC). Factors that could cause our actual results to differ materially from these forward-looking statements include changes in and/or risks associated with: the competitive environment; consumer behavior; the advertising market; consumer acceptance of our content; programming costs; key distribution and/or licensing agreements; use and protection of our intellectual property; our reliance on third-party hardware, software and operational support; keeping pace with technological developments; cyber attacks, security breaches or technology disruptions; weak economic conditions; acquisitions and strategic initiatives; operating businesses internationally; natural disasters, severe weather-related and other uncontrollable events; loss of key personnel; labor disputes; significant tax liability if the separation of Versant is not tax-free; laws and regulations; adverse decisions in litigation or governmental investigations; and other risks described from time to time in reports and other documents we file with the SEC. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date they are made, and involve risks and uncertainties that could cause actual events or our actual results to differ materially from those expressed in any such forward-looking statements. We undertake no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise. The amount and timing of any dividends and share repurchases are subject to business, economic and other relevant factors.

###

Non-GAAP Financial Measures
In this discussion, we sometimes refer to financial measures that are not presented according to generally accepted accounting principles in the U.S. (GAAP). Certain of these measures are considered “non-GAAP financial measures” under the SEC regulations; those rules require the supplemental explanations and reconciliations that are in Comcast’s Form 8-K (Quarterly Earnings Release) furnished to the SEC.

###

About Comcast Corporation
Comcast Corporation (Nasdaq: CMCSA) is a global media and technology company. From the connectivity and platforms we provide, to the content and experiences we create, our businesses reach hundreds of millions of customers, viewers, and guests worldwide. We deliver world-class broadband, wireless, and video through Xfinity, Comcast Business, and Sky; produce, distribute, and stream leading entertainment, sports, and news through brands including NBC, Telemundo, Universal, Peacock, and Sky; and bring incredible theme parks and attractions to life through Universal Destinations & Experiences. Visit www.comcastcorporation.com for more information.

TABLE 1
Condensed Consolidated Statements of Income (Unaudited)

	Three Months Ended
(in millions, except per share data)	March 31,
	2026	2025
Revenue	$31,457	$29,887

Costs and expenses
Programming and production	10,884	8,415
Marketing and promotion	2,164	2,071
Other operating and administrative	10,408	9,893
Depreciation	2,333	2,231
Amortization	1,533	1,618
	27,321	24,228

Operating income	4,135	5,658

Interest expense	(1,094)	(1,050)

Investment and other income (loss), net
Equity in net income (losses) of investees, net	(391)	(194)
Realized and unrealized gains (losses) on equity securities, net	(5)	(24)
Other income (loss), net	87	102
	(309)	(116)

Income before income taxes	2,733	4,492

Income tax (expense) benefit	(706)	(1,196)

Net income	2,027	3,296

Less: Net income (loss) attributable to noncontrolling interests	(147)	(79)

Net income attributable to Comcast Corporation	$2,174	$3,375

Diluted earnings per common share attributable to Comcast Corporation shareholders	$0.60	$0.89

Diluted weighted-average number of common shares	3,617	3,784

TABLE 2
Consolidated Statements of Cash Flows (Unaudited)

	Three Months Ended
(in millions)	March 31,
	2026	2025

OPERATING ACTIVITIES
Net income	$2,027	$3,296
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	3,865	3,849
Share-based compensation	427	382
Noncash interest expense (income), net	134	130
Net (gain) loss on investment activity and other	263	231
Deferred income taxes	730	(43)
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Current and noncurrent receivables, net	(1,376)	935
Film and television costs, net	375	(123)
Accounts payable and accrued expenses related to trade creditors	1,119	(35)
Other operating assets and liabilities	(673)	(327)

Net cash provided by operating activities	6,891	8,294

INVESTING ACTIVITIES
Capital expenditures	(2,351)	(2,252)
Cash paid for intangible assets	(639)	(622)
Construction of Universal Beijing Resort	—	(2)
Proceeds from sales of businesses and investments	32	43
Purchases of investments	(237)	(145)
Other	276	19

Net cash (used in) investing activities	(2,919)	(2,958)

FINANCING ACTIVITIES
Proceeds from borrowings	1,990	—
Repurchases and repayments of debt	(3,182)	(636)
Repurchases of common stock under repurchase program and employee plans	(1,502)	(2,240)
Dividends paid	(1,248)	(1,224)
Cash transferred to Versant, net	(750)	—
Other	(316)	24

Net cash (used in) financing activities	(5,008)	(4,075)

Impact of foreign currency on cash, cash equivalents and restricted cash	(6)	14

Increase (decrease) in cash, cash equivalents and restricted cash	(1,042)	1,275

Cash, cash equivalents and restricted cash, beginning of period	10,559	7,377

Cash, cash equivalents and restricted cash, end of period	$9,517	$8,652

TABLE 3
Condensed Consolidated Balance Sheets (Unaudited)

(in millions)	March 31,	December 31,
	2026	2025
ASSETS

Current Assets
Cash and cash equivalents	$9,468	9,481
Receivables, net	14,078	13,869
Other current assets	5,275	6,217
Total current assets	28,822	29,567

Film and television costs	11,047	12,214

Investments	7,450	7,952

Property and equipment, net	65,472	65,680

Goodwill	53,374	61,502

Franchise rights	59,365	59,365

Other intangible assets, net	20,418	22,474

Other noncurrent assets, net	14,054	13,877

	$260,002	$272,631

LIABILITIES AND EQUITY

Current Liabilities
Accounts payable and accrued expenses related to trade creditors	$11,977	$11,058
Deferred revenue	4,006	4,097
Accrued expenses and other current liabilities	11,932	12,410
Current portion of debt	5,394	5,958
Total current liabilities	33,308	33,524

Noncurrent portion of debt	89,218	92,979

Deferred income taxes	28,227	27,788

Other noncurrent liabilities	20,708	20,965

Redeemable noncontrolling interests	205	224

Equity
Comcast Corporation shareholders' equity	88,274	96,903
Noncontrolling interests	61	249
Total equity	88,335	97,151

	$260,002	$272,631

TABLE 4

Reconciliation from Net Income Attributable to Comcast Corporation to Adjusted EBITDA (Unaudited)

	Three Months Ended March 31,

(in millions)	2026	2025
Net income attributable to Comcast Corporation	$2,174	$3,375
Net income (loss) attributable to noncontrolling interests	(147)	(79)
Income tax expense (benefit)	706	1,196
Interest expense	1,094	1,050
Investment and other (income) loss, net	309	116
Depreciation	2,333	2,231
Amortization	1,533	1,618
Transaction costs(1)	51	20
Transaction-related costs(1)	—	2
Other adjustments (2)	(123)	3
Adjusted EBITDA	$7,929	$9,532

Reconciliation from Net Cash Provided by Operating Activities to Free Cash Flow (Unaudited)

	Three Months Ended March 31,

(in millions)	2026	2025
Net cash provided by operating activities	$6,891	$8,294
Capital expenditures	(2,351)	(2,252)
Cash paid for capitalized software and other intangible assets	(639)	(622)
Free Cash Flow	$3,901	$5,421

(1)	Transaction costs are incremental costs directly related to effectuating the Separation and primarily include advisory, legal and audit fees, as well as legal entity separation costs. Transaction-related costs are incremental costs incurred related to the Separation, including costs that reflect strategic decisions about how the standalone Versant business will be structured or operated, which may be different than if it remained part of Comcast. Transaction-related costs primarily include certain separation-related employee compensation, severance and retention bonuses; IT separation and implementation costs; and other one-time costs.

(2)	Amounts represent the impact of certain other events, gains, losses or other charges that are excluded from Adjusted EBITDA. The three months ended March 31, 2026 includes a gain related to a legal settlement, certain share-based compensation expenses and costs related our investment portfolio. The three months ended March 31, 2025 includes certain costs related to our investment portfolio.

TABLE 5

Reconciliations of Adjusted Net Income and Adjusted EPS (Unaudited)

	Three Months Ended March 31,

	2026		2025
(in millions, except per share data)
	$	EPS	$	EPS

Net income attributable to Comcast Corporation and diluted earnings per share attributable to Comcast Corporation shareholders	$2,174	$0.60	$3,375	$0.89
Change	(35.6%)	(32.6%)

Amortization of acquisition-related intangible assets (1)	405	0.11	606	0.16
Investments (2)	259	0.07	132	0.03
Items affecting period-over-period comparability:
Long-lived asset impairments(3)	130	0.04	—	—
Transaction costs(4)	45	0.01	17	—
Transaction-related costs(5)	—	—	2	—
Tax benefit related to assets held for sale(6)	(57)	(0.02)	—	—
Other adjustments(7)	(92)	(0.03)	—	—

Adjusted Net income and Adjusted EPS	$2,863	$0.79	$4,132	$1.09
Change	(30.7%)	(27.5%)

(1)Acquisition-related intangible assets are recognized as a result of the application of Accounting Standards Codification Topic 805, Business Combinations (such as customer relationships), and their amortization is significantly affected by the size and timing of our acquisitions. Amortization of intangible assets not resulting from business combinations (such as software and acquired intellectual property rights used in our theme parks) is included in Adjusted Net Income and Adjusted EPS.

	Three Months Ended March 31,
	2026	2025
Amortization of acquisition-related intangible assets before income taxes	$528	$789
Amortization of acquisition-related intangible assets, net of tax	$405	$606
(2)Adjustments for investments include realized and unrealized (gains) losses on equity securities, net (as stated in Table 1), as well as the equity in net (income) losses of investees, net, for certain equity method investments, including Atairos and Hulu and costs related to our investment portfolio.

	Three Months Ended March 31,
	2026	2025
Realized and unrealized (gains) losses on equity securities, net	$5	$24
Equity in net (income) losses of investees, net and other	335	148
Investments before income taxes	340	172
Investments, net of tax	$259	$132

(3)1st quarter 2026 net income attributable to Comcast Corporation includes $171 million, $130 million net of tax, of long-lived asset impairments.
(4)1st quarter 2026 net income attributable to Comcast Corporation includes $51 million, $45 million net of tax, of transaction costs related to the separation of Versant. 1st quarter 2025 net income attributable to Comcast Corporation includes $20 million, $17 million, net of tax, of transaction costs related to the separation of Versant. Transaction costs are incremental costs directly related to effectuating the separation and primarily include advisory, legal and audit fees, and legal entity separation costs.
(5)1st quarter 2025 net income attributable to Comcast Corporation includes $2 million, $2 million, net of tax, of transaction-related costs related to the separation of Versant. Transaction-related costs are incremental costs incurred related to the separation, including costs that reflect strategic decisions about how the standalone Versant business will be structured or operated, which may be different than if it remained part of Comcast. Transaction-related costs primarily include certain separation-related employee compensation, severance and retention bonuses; IT separation and implementation costs; and other one-time costs.
(6)1st quarter 2026 net income attributable to Comcast Corporation includes a $57 million income tax benefit related to assets that are classified as held for sale as of March 31, 2026.
(7)1st quarter 2026 net income attributable to Comcast Corporation includes $123 million, $92 million net of tax, of other adjustments, which includes a gain related to a legal settlement and certain share-based compensation expenses.

TABLE 6
Reconciliation of Constant Currency (Unaudited)

	Three Months Ended March 31, 2025

(in millions)	As Reported	Effects of Foreign Currency	Constant Currency Amounts
Reconciliation of Connectivity & Platforms Constant Currency

Connectivity & Platforms Revenue
Residential Connectivity & Platforms	$17,665	$301	$17,966
Business Services Connectivity	2,496	2	2,497
Total Connectivity & Platforms Revenue	$20,161	$303	$20,464

Connectivity and Platforms Adjusted EBITDA
Residential Connectivity & Platforms	$6,842	$37	$6,879
Business Services Connectivity	1,422	—	1,422
Total Connectivity & Platforms Adjusted EBITDA	$8,264	$37	$8,301

Connectivity & Platforms Adjusted EBITDA Margin
Residential Connectivity & Platforms	38.7%	(40) bps	38.3%
Business Services Connectivity	57.0%	(10) bps	56.9%
Total Connectivity & Platforms Adjusted EBITDA Margin	41.0%	(40) bps	40.6%

	Three Months Ended March 31, 2025

(in millions)	As Reported	Effects of Foreign Currency	Constant Currency Amounts
Reconciliation of Residential Connectivity & Platforms Constant Currency

Revenue
Domestic broadband	$6,679	—	$6,679
Domestic wireless service	850	—	850
Domestic convergence revenue	7,529	—	7,529
Domestic wireless equipment	273	—	273
International connectivity	1,132	84	1,215
Total residential connectivity	$8,933	$84	$9,017
Video	6,600	169	6,769
Advertising	899	26	924
Other	1,233	23	1,256
Total Revenue	$17,665	$301	$17,966

Operating Expenses
Programming	$4,107	$110	$4,217
Non-Programming	6,716	154	6,870
Total Operating Expenses	$10,823	$264	$11,087

Adjusted EBITDA	$6,842	$37	$6,879
Adjusted EBITDA Margin	38.7%	(40) bps	38.3%

TABLE 7

Reconciliation of Media Revenue Excluding Olympics and Super Bowl (Unaudited)

	Three Months Ended March 31,

(in millions)	2026	2025	Change

Revenue	$7,280	$4,527	60.8%

Milan Cortina Olympics	1,420	—

2026 Super Bowl	758	—

Revenue excluding Olympics and Super Bowl	$5,102	$4,527	12.7%

Reconciliation of Media Domestic Advertising Revenue Excluding Olympics and Super Bowl (Unaudited)

	Three Months Ended March 31,

(in millions)	2026	2025	Change

Revenue	$3,453	$1,468	135.3%

Milan Cortina Olympics	1,159	—

2026 Super Bowl	758	—

Revenue excluding Olympics and Super Bowl	$1,536	$1,468	4.7%

Reconciliation of Media Domestic Distribution Revenue Excluding Olympics (Unaudited)

	Three Months Ended March 31,

(in millions)	2026	2025	Change

Revenue	$2,283	$1,667	37.0%

Milan Cortina Olympics	262	—

Revenue excluding Olympics	$2,021	$1,667	21.3%

TABLE 8

Reconciliation of Pro Forma Consolidated Revenue (Unaudited)

	Three Months Ended March 31,

(in millions)	2026	2025	Change

Consolidated Revenue	$31,457	$29,887	5.3%

Less: Versant	—	1,769

Less: Eliminations	—	(251)

Pro Forma Consolidated Revenue	$31,457	$28,369	10.9%

Reconciliation of Pro Forma Consolidated Adjusted EBITDA (Unaudited)

	Three Months Ended March 31,

(in millions)	2026	2025	Change

Net income attributable to Comcast Corporation	$2,174	$3,375
Net income (loss) attributable to noncontrolling interests	(147)	(79)
Income tax expense (benefit)	706	1,196
Interest expense	1,094	1,050
Investment and other (income) loss, net	309	116
Depreciation	2,333	2,231
Amortization	1,533	1,618
Transaction costs(1)	51	20
Transaction-related costs(1)	—	2
Other adjustments (2)	(123)	3
Adjusted EBITDA	$7,929	$9,532	(16.8%)

Less: Versant	—	834

Less: Eliminations	—	6

Pro Forma Consolidated Adjusted EBITDA	$7,929	$8,692	(8.8)%

(1)Transaction costs are incremental costs directly related to effectuating the Separation and primarily include advisory, legal and audit fees, as well as legal entity separation costs. Transaction-related costs are incremental costs incurred related to the Separation, including costs that reflect strategic decisions about how the standalone Versant business will be structured or operated, which may be different than if it remained part of Comcast. Transaction-related costs primarily include certain separation-related employee compensation, severance and retention bonuses; IT separation and implementation costs; and other one-time costs.
(2)Amounts represent the impact of certain other events, gains, losses or other charges that are excluded from Adjusted EBITDA. The three months ended March 31, 2026 includes a gain related to a legal settlement, certain share-based compensation expenses and costs related our investment portfolio. The three months ended March 31, 2025 includes certain costs related to our investment portfolio.